UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 27, 2022

CENTENE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31826	42-1406317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 Forsyth Boulevard,
St. Louis,	Missouri	63105
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (314) 725-4477
(Former Name or Former Address, if Changed Since Last Report): N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 Par Value	CNC	NYSE

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Layton Employment Agreement

On April 27, 2022, the Company entered into an executive employment agreement (the “Layton Employment Agreement”) with Brent Layton, its President and Chief Operating Officer. The Layton Employment Agreement provides for:

•an initial annual base salary of $1,100,000,
•an annual cash incentive bonus target of 150% of his annual base salary,
•with respect to 2022 long-term incentive compensation:
◦a long-term cash incentive award target equal to 150% of the executive’s annual base salary; and
◦equity awards in the amount of $2,600,000, consisting of performance-based restricted stock units (60% of equity awards) and time-based restricted stock units (40% of equity awards) (collectively, the “2022 RSUs”); and
•with respect to 2023 long-term incentive compensation:
◦no long-term cash incentive award; and
◦equity awards in the amount of $2,600,000, consisting of performance-based restricted stock units and time-based restricted stock units (collectively, the “2023 RSUs”), with the allocation percentages between the types of equity awards to be determined by the Compensation Committee.

Mr. Layton will also be eligible to participate in other employee and executive retirement, medical, dental, vision, disability, group and/or executive life, accidental death and travel accident insurance, and similar benefit plans and programs of the Company for senior executives. Subject to the terms of the Company’s 2012 Stock Incentive Plan, as amended, and the applicable award agreements, the executive shall fully vest in the 2022 RSUs and the 2023 RSUs if the executive remains actively employed through December 31, 2024.

Under the Layton Employment Agreement, the executive is eligible for specified severance benefits in the event of a termination of his employment by the Company without cause, by the executive for good reason, or in the event of his death or disability, subject to his execution and non-revocation of a general release of claims in our favor and compliance with cooperation, confidentiality, non-competition, non-solicitation, non-disparagement, and other covenants.

Asher Employment Agreement

In addition, the Company has entered into an executive employment agreement dated April 28, 2002 (the “Asher Employment Agreement”) with Andrew Asher, its Chief Financial Officer. The Asher Employment Agreement provides for:

•an initial annual base salary of $1,025,000,
•an annual cash incentive bonus target of 125% of his annual base salary,
•with respect to 2022 long-term incentive compensation:
◦a long-term cash incentive award target equal to 100% of his annual base salary; and
◦equity awards in the amount of $6,000,000, consisting of performance-based restricted stock units (50% of equity awards) and time-based restricted stock units (50% of equity awards);
•with respect to 2023 long-term incentive compensation:
◦a long-term cash incentive award target equal to 100% of his annual base salary; and/or
◦equity awards in an amount to be determined by the Compensation Committee, consisting of performance-based restricted stock units and time-based restricted stock units, with the allocation percentages between the types of equity awards to be determined by the Compensation Committee, provided that the total target level of compensation for the executive for 2023 will be at least $8,900,000; and
•with respect to 2024 long-term incentive compensation:
◦a long-term cash incentive award target equal to 100% of the executive’s annual base salary; and/or
◦equity awards in an amount to be determined by the Compensation Committee, consisting of performance-based restricted stock units and time-based restricted stock units, with the allocation percentages between the types of equity awards to be determined by the Compensation Committee, provided that the total target level of compensation for the executive for 2024 will be at least $8,900,000.

Mr. Asher will also be eligible to participate in other employee and executive retirement, medical, dental, vision, disability, group and/or executive life, accidental death and travel accident insurance, and similar benefit plans and programs of the Company for senior executives.

The Asher Employment Agreement also provides that the executive would be eligible for specified severance benefits in the event of a termination of his employment by the Company without cause, by the executive for good reason, or in the event of his death or disability, subject to his execution and non-revocation of a general release of claims in our favor and compliance with cooperation, confidentiality, non-competition, non-solicitation, non-disparagement, and other covenants.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENE CORPORATION

Date:	May 2, 2022	By:	/s/ Christopher A. Koster
Christopher A. Koster Executive Vice President, Secretary and General Counsel